Exhibit 99.3

KAR Auction Services, Inc.
Q3 2014 Supplemental Financial Information
November 4, 2014

KAR Auction Services, Inc.
EBITDA and Adjusted EBITDA Measures
EBITDA and Adjusted EBITDA Measures
EBITDA and Adjusted EBITDA as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended September 30, 2014
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$22.3	$19.1	$20.0	$(13.9)	$47.5
Add back:
Income taxes	13.4	11.0	12.1	(8.1)	28.4
Interest expense, net of interest income	0.1	--	4.7	15.4	20.2
Depreciation and amortization	19.7	19.1	7.7	2.4	48.9
Intercompany interest	12.8	9.4	(5.8)	(16.4)	--
EBITDA	68.3	58.6	38.7	(20.6)	145.0
Adjustments per the Credit Agreement	5.6	0.7	(2.4)	0.2	4.1
Adjusted EBITDA	$73.9	$59.3	$36.3	$(20.4)	$149.1

	Three Months Ended September 30, 2013
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$14.5	$13.8	$18.8	$(24.3)	$22.8
Add back:
Income taxes	9.1	8.4	12.0	(9.9)	19.6
Interest expense, net of interest income	--	0.2	4.6	21.0	25.8
Depreciation and amortization	22.6	18.5	7.2	1.3	49.6
Intercompany interest	13.1	9.4	(5.6)	(16.9)	--
EBITDA	59.3	50.3	37.0	(28.8)	117.8
Adjustments per the Credit Agreement	4.6	--	(2.6)	10.8	12.8
Adjusted EBITDA	$63.9	$50.3	$34.4	$(18.0)	$130.6

	Nine Months Ended September 30, 2014
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$62.5	$61.2	$56.7	$(61.4)	$119.0
Add back:
Income taxes	35.7	36.0	34.7	(38.1)	68.3
Interest expense, net of interest income	0.5	0.2	13.8	50.6	65.1
Depreciation and amortization	59.0	56.6	22.7	7.0	145.3
Intercompany interest	37.6	28.3	(17.6)	(48.3)	--
EBITDA	195.3	182.3	110.3	(90.2)	397.7
Adjustments per the Credit Agreement	20.8	5.1	(5.4)	32.1	52.6
Adjusted EBITDA	$216.1	$187.4	$104.9	$(58.1)	$450.3

	Nine Months Ended September 30, 2013
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$47.5	$39.3	$54.4	$(55.9)	$85.3
Add back:
Income taxes	28.2	23.6	34.2	(26.5)	59.5
Interest expense, net of interest income	0.4	0.7	12.3	65.6	79.0
Depreciation and amortization	66.8	55.4	20.3	3.4	145.9
Intercompany interest	39.8	28.4	(15.2)	(53.0)	--
EBITDA	182.7	147.4	106.0	(66.4)	369.7
Adjustments per the Credit Agreement	15.2	0.7	(7.1)	15.0	23.8
Superstorm Sandy	--	13.5	--	--	13.5
Adjusted EBITDA	$197.9	$161.6	$98.9	$(51.4)	$407.0

Certain of our loan covenant calculations utilize financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended				Twelve Months Ended
(Dollars in millions), (Unaudited)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2014

Net income (loss)	$(17.6)	$20.7	$50.8	$47.5	$101.4
Add back:
Income taxes	22.0	9.8	30.1	28.4	90.3
Interest expense, net of interest income	25.3	24.1	20.8	20.2	90.4
Depreciation and amortization	48.5	48.1	48.3	48.9	193.8
EBITDA	78.2	102.7	150.0	145.0	475.9
Other adjustments per the Credit Agreement	3.4	1.3	0.9	1.0	6.6
Non-cash charges	53.0	46.4	6.7	6.8	112.9
AFC interest expense	(3.4)	(3.3)	(3.5)	(3.7)	(13.9)
Adjusted EBITDA	$131.2	$147.1	$154.1	$149.1	$581.5

Segment Results

ADESA Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2014	2013	2014	2013
ADESA revenue	$308.1	$275.4	$908.0	$844.3
Cost of services*	174.6	152.0	512.5	469.8
Gross profit*	133.5	123.4	395.5	374.5
Selling, general and administrative	64.1	62.8	196.7	187.7
Depreciation and amortization	19.7	22.6	59.0	66.8
Operating profit	$49.7	$38.0	$139.8	$120.0
EBITDA	$68.3	$59.3	$195.3	$182.7
Adjustments per the Credit Agreement	5.6	4.6	20.8	15.2
Adjusted EBITDA	$73.9	$63.9	$216.1	$197.9
* Exclusive of depreciation and amortization
Overview of ADESA Results for the Three Months Ended September 30, 2014 and 2013
Revenue
Revenue from ADESA increased $32.7 million, or 12%, to $308.1 million for the three months ended September 30, 2014, compared with $275.4 million for the three months ended September 30, 2013. The increase in revenue was primarily a result of a 6% increase in the number of vehicles sold, as well as a 6% increase in revenue per vehicle sold, which includes the impact of a decrease in revenues of $2.7 million due to fluctuations in the Canadian exchange rate.
The increase in volume sold was primarily attributable to an increase in institutional volume, including vehicles sold on our online only platform, as well as a 2% increase in dealer consignment units sold for the three months ended September 30, 2014 compared with the three months ended September 30, 2013. Online sales volumes for ADESA represented approximately 36% of the total vehicles sold in the third quarter of 2014, compared with approximately 35% in the third quarter of 2013. "Online sales" includes the following: (i) selling vehicles directly from a dealership or other interim storage location (upstream selling); (ii) online solutions that offer vehicles for sale while in transit to auction locations (midstream selling); (iii) simultaneously broadcasting video and audio of the physical auctions to online bidders (LiveBlock®); and (iv) bulletin-board or real-time online auctions (DealerBlock®). Both the upstream and midstream selling represent online only sales, which represent over half of ADESA's online sales volume. ADESA sold approximately 120,000 and 108,000 vehicles through its online only offerings in the third quarter of 2014 and 2013, respectively. For the three months ended September 30, 2014, dealer consignment vehicles represented approximately 53% of used vehicles sold at ADESA physical auction locations, compared with approximately 54% for the three months ended September 30, 2013. Vehicles sold at physical auction locations increased 4% in the third quarter of 2014, compared with the third quarter of 2013. The used vehicle conversion percentage at physical auction locations, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at our ADESA auctions, decreased to 54.5% for the three months ended September 30, 2014, compared with 55.4% for the three months ended September 30, 2013.
Total revenue per vehicle sold increased 6% to approximately $565 for the three months ended September 30, 2014, compared with approximately $533 for the three months ended September 30, 2013. Physical auction revenue per vehicle sold increased $55, or 9%, to $697 for the three months ended September 30, 2014, compared with $642 for the three months ended September 30, 2013. Physical auction revenue per vehicle sold includes revenue from seller and buyer auction fees and ancillary and other related services, which includes non-auction services. The increase in physical auction revenue per vehicle sold was primarily attributable to an increase in ancillary and other related services revenue. Online only auction revenue per vehicle sold decreased $25 to $97 for the three months ended September 30, 2014, compared with $122 for the three months ended September 30, 2013. The decrease in online only auction revenue per vehicle sold was attributable to a decline in fees per car sold, primarily due to an increase in the number of cars sold in closed private label sales, which includes sales to grounding dealers. The revenue per vehicle sold in a closed private label sale is lower than the revenue per vehicle sold in an open online only auction.
Gross Profit
For the three months ended September 30, 2014, gross profit for ADESA increased $10.1 million, or 8%, to $133.5 million, compared with $123.4 million for the three months ended September 30, 2013. Gross profit for ADESA was 43.3% of revenue for the three months ended September 30, 2014, compared with 44.8% of revenue for the three months ended September 30, 2013. The decrease in gross profit percentage for the three months ended September 30, 2014, compared with the three months ended September 30, 2013, was primarily the result of the 15% increase in cost of services. The increase in cost of services was primarily attributable to an increase in lower margin ancillary and non-auction services.
Selling, General and Administrative
Selling, general and administrative expenses for the ADESA segment increased $1.3 million, or 2%, to $64.1 million for the three months ended September 30, 2014, compared with $62.8 million for the three months ended September 30, 2013, primarily due to increases in stock-based compensation expense of $1.7 million, incentive-based compensation expense of $0.7 million and selling, general and administrative expenses associated with High Tech Locksmiths of $0.7 million, partially offset by a decrease in marketing expenses of $0.8 million, a decrease in compensation expense of $0.8 million and fluctuations in the Canadian exchange rate of $0.5 million.
Overview of ADESA Results for the Nine Months Ended September 30, 2014 and 2013
Revenue
Revenue from ADESA increased $63.7 million, or 8%, to $908.0 million for the nine months ended September 30, 2014, compared with $844.3 million for the nine months ended September 30, 2013. The increase in revenue was primarily a result of a 6% increase in the number of vehicles sold, as well as a 1% increase in revenue per vehicle sold, which includes the impact of a decrease in revenues of $11.3 million due to fluctuations in the Canadian exchange rate.
The increase in volume sold was primarily attributable to an increase in institutional volume, including vehicles sold on our online only platform, as well as a 3% increase in dealer consignment units sold for the nine months ended September 30, 2014 compared with the nine months ended September 30, 2013. Online sales volumes for ADESA represented approximately 38% of the total vehicles sold in the first nine months of 2014, compared with approximately 35% in the first nine months of 2013. "Online sales" includes the following: (i) selling vehicles directly from a dealership or other interim storage location (upstream selling); (ii) online solutions that offer vehicles for sale while in transit to auction locations (midstream selling); (iii) simultaneously broadcasting video and audio of the physical auctions to online bidders (LiveBlock®); and (iv) bulletin-board or real-time online auctions (DealerBlock®). Both the upstream and midstream selling represent online only sales, which represent over half of ADESA's online sales volume. ADESA sold approximately 381,000 and 309,000 vehicles through its online only offerings in the first nine months of 2014 and 2013, respectively. For the nine months ended September 30, 2014 and 2013, dealer consignment vehicles represented approximately 52% of used vehicles sold at ADESA physical auction locations. Vehicles sold at physical auction locations increased 2% in the first nine months of 2014, compared with the first nine months of 2013. The used vehicle conversion percentage at physical auction locations, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at our ADESA auctions, increased to 58.7% for the nine months ended September 30, 2014, compared with 57.3% for the nine months ended September 30, 2013.
Total revenue per vehicle sold increased 1% to approximately $548 for the nine months ended September 30, 2014, compared with approximately $541 for the nine months ended September 30, 2013. Physical auction revenue per vehicle sold increased $35, or 5%, to $680 for the nine months ended September 30, 2014, compared with $645 for the nine months ended September 30, 2013. Physical auction revenue per vehicle sold includes revenue from seller and buyer auction fees and ancillary and other related services, which includes non-auction services. The increase in physical auction revenue per vehicle sold was primarily attributable to an increase in ancillary and other related services revenue. Online only auction revenue per vehicle sold decreased $17 to $103 for the nine months ended September 30, 2014, compared with $120 for the nine months ended September 30, 2013. The decrease in online only auction revenue per vehicle sold was attributable to a decline in fees per car sold, primarily due to an increase in the number of cars sold in closed private label sales, which includes sales to grounding dealers. The revenue per vehicle sold in a closed private label sale is lower than the revenue per vehicle sold in an open online only auction.
Gross Profit
For the nine months ended September 30, 2014, gross profit for ADESA increased $21.0 million, or 6%, to $395.5 million, compared with $374.5 million for the nine months ended September 30, 2013. Gross profit for ADESA was 43.6% of revenue for the nine months ended September 30, 2014, compared with 44.4% of revenue for the nine months ended September 30, 2013. The decrease in gross profit percentage for the nine months ended September 30, 2014, compared with the nine months ended September 30, 2013, was primarily the result of the 9% increase in cost of services. The increase in cost of services was primarily attributable to an increase in lower margin ancillary and non-auction services, increased utilities and snow removal, partially offset by fluctuations in the Canadian exchange rate.
Selling, General and Administrative
Selling, general and administrative expenses for the ADESA segment increased $9.0 million, or 5%, to $196.7 million for the nine months ended September 30, 2014, compared with $187.7 million for the nine months ended September 30, 2013, primarily due to increases in stock-based compensation expense of $9.0 million, incentive-based compensation expense of $2.3 million, selling, general and administrative expenses associated with High Tech Locksmiths of $1.9 million and an increase in bad debt expense of $1.0 million, partially offset by fluctuations in the Canadian exchange rate of $2.2 million and decreases in marketing and compensation expenses of $1.9 million and $1.6 million, respectively.
IAA Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2014	2013	2014	2013
IAA revenue	$217.5	$198.8	$666.3	$623.2
Cost of services*	135.4	128.1	410.3	416.4
Gross profit*	82.1	70.7	256.0	206.8
Selling, general and administrative	23.5	20.4	73.6	59.5
Depreciation and amortization	19.1	18.5	56.6	55.4
Operating profit	$39.5	$31.8	$125.8	$91.9
EBITDA	$58.6	$50.3	$182.3	$147.4
Adjustments per the Credit Agreement	0.7	--	5.1	0.7
Superstorm Sandy	--	--	--	13.5
Adjusted EBITDA	$59.3	$50.3	$187.4	$161.6
* Exclusive of depreciation and amortization
Overview of IAA Results for the Three Months Ended September 30, 2014 and 2013
Revenue
Revenue from IAA increased $18.7 million, or 9%, to $217.5 million for the three months ended September 30, 2014, compared with $198.8 million for the three months ended September 30, 2013. The increase in revenue was a result of an increase in vehicles sold of approximately 7% for the three months ended September 30, 2014, as well as an increase in revenue per vehicle sold. IAA's total loss vehicle inventory has increased approximately 15% at September 30, 2014, as compared to September 30, 2013. Vehicles sold under purchase agreements were approximately 6% of total salvage vehicles sold for the three months ended September 30, 2014, compared with approximately 8% for the three months ended September 30, 2013. Online sales volumes for IAA for the three months ended September 30, 2014 and 2013 represented over half of the total vehicles sold by IAA.

Gross Profit
For the three months ended September 30, 2014, gross profit at IAA increased to $82.1 million, or 37.7% of revenue, compared with $70.7 million, or 35.6% of revenue, for the three months ended September 30, 2013. The gross profit increase was primarily the result of a 9% increase in revenue, partially offset by a 6% increase in cost of services.  The increase in cost of services was primarily attributable to variable cost increases related to the increase in volume.
Selling, General and Administrative
Selling, general and administrative expenses at IAA increased $3.1 million, or 15%, to $23.5 million for the three months ended September 30, 2014, compared with $20.4 million for the three months ended September 30, 2013. The increase in selling, general and administrative expenses was attributable to increases in stock-based compensation expense of $1.0 million and information technology costs of $0.6 million, as well as increases in compensation expense, sales and marketing expenses, bad debt expense and incentive-based compensation expense.
Overview of IAA Results for the Nine Months Ended September 30, 2014 and 2013
Revenue
Revenue from IAA increased $43.1 million, or 7%, to $666.3 million for the nine months ended September 30, 2014, compared with $623.2 million for the nine months ended September 30, 2013. The increase in revenue was a result of an increase in vehicles sold of approximately 6% for the nine months ended September 30, 2014. Volumes and revenue for the first nine months of 2013 included the impact of Superstorm Sandy as discussed below. Excluding the impact of Superstorm Sandy, IAA's revenue and volumes increased 12% and 11%, respectively. IAA's total loss vehicle inventory has increased approximately 15% at September 30, 2014, as compared to September 30, 2013. Vehicles sold under purchase agreements were approximately 6% of total salvage vehicles sold for the nine months ended September 30, 2014, compared with approximately 7% for the nine months ended September 30, 2013. Online sales volumes for IAA for the nine months ended September 30, 2014 and 2013 represented over half of the total vehicles sold by IAA.
Gross Profit
For the nine months ended September 30, 2014, gross profit at IAA increased to $256.0 million, or 38.4% of revenue, compared with $206.8 million, or 33.2% of revenue, for the nine months ended September 30, 2013. The gross profit increase was primarily the result of a 7% increase in revenue as well as a 1% decrease in cost of services primarily relating to Superstorm Sandy. The increase in gross profit as a percentage of revenue was mainly attributable to expenses associated with processing total loss vehicles related to Superstorm Sandy for the nine months ended September 30, 2013.
In the first nine months of 2013, IAA sold over 45,000 Superstorm Sandy vehicles which resulted in revenue of approximately $29.7 million and cost of services of approximately $43.2 million. Overall, IAA incurred a pretax net loss of $13.5 million related to the processing of Superstorm Sandy vehicles in the first nine months of 2013. Excluding the impact of revenues and expenses associated with Superstorm Sandy, the gross profit as a percentage of revenue for the nine months ended September 30, 2013 would have been approximately 37.1%.
Selling, General and Administrative
Selling, general and administrative expenses at IAA increased $14.1 million, or 24%, to $73.6 million for the nine months ended September 30, 2014, compared with $59.5 million for the nine months ended September 30, 2013. The increase in selling, general and administrative expenses was attributable to increases in stock-based compensation expense of $5.2 million, information technology costs of $2.4 million, incentive-based compensation expense of $2.2 million, sales and marketing expenses of $0.9 million, as well as increases in non-income based taxes, compensation expense, professional fees, bad debt expense and travel expenses.

AFC Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions except volumes and per loan amounts)	2014	2013	2014	2013
AFC revenue	$63.5	$59.5	$184.2	$165.2
Cost of services*	18.0	16.1	51.8	40.3
Gross profit*	45.5	43.4	132.4	124.9
Selling, general and administrative	6.8	6.4	22.1	18.2
Depreciation and amortization	7.7	7.2	22.7	20.3
Operating profit	$31.0	$29.8	$87.6	$86.4
EBITDA	$38.7	$37.0	$110.3	$106.0
Adjustments per the Credit Agreement	(2.4)	(2.6)	(5.4)	(7.1)
Adjusted EBITDA	$36.3	$34.4	$104.9	$98.9

Loan transactions	358,800	342,281	1,071,161	1,014,037
Revenue per loan transaction, excluding “Other service revenue”	$158	$159	$155	$156
* Exclusive of depreciation and amortization
Overview of AFC Results for the Three Months Ended September 30, 2014 and 2013
Revenue
For the three months ended September 30, 2014, AFC revenue increased $4.0 million, or 7%, to $63.5 million, compared with $59.5 million for the three months ended September 30, 2013. The increase in revenue was the result of a 5% increase in loan transactions, an increase of $1.6 million of "Other service revenue" generated by PWI, for the three months ended September 30, 2014, compared with the same period in 2013, partially offset by a 1% decrease in revenue per loan transaction for the three months ended September 30, 2014. In addition, managed receivables increased to $1,285.3 million at September 30, 2014 from $1,074.0 million at September 30, 2013.
Revenue per loan transaction, which includes both loans paid off and loans curtailed, decreased $1, or 1%, primarily as a result of an increase in the provision for credit losses, partially offset by an increase in average loan values. Revenue per loan transaction excludes "Other service revenue."
Gross Profit
For the three months ended September 30, 2014, gross profit for the AFC segment increased $2.1 million, or 5%, to $45.5 million, or 71.7% of revenue, compared with $43.4 million, or 72.9% of revenue, for the three months ended September 30, 2013, primarily as a result of a 7% increase in revenue, partially offset by a 12% increase in cost of services. The increase in cost of services and the decrease in gross margin percentage was primarily the result of increased expenses associated with PWI, as well as an increase in compensation expense.
Selling, General and Administrative
Selling, general and administrative expenses at AFC increased $0.4 million, or 6%, to $6.8 million for the three months ended September 30, 2014, compared with $6.4 million for the three months ended September 30, 2013. The increase was primarily attributable to an increase in stock-based compensation expense.
Overview of AFC Results for the Nine Months Ended September 30, 2014 and 2013
Revenue
For the nine months ended September 30, 2014, AFC revenue increased $19.0 million, or 12%, to $184.2 million, compared with $165.2 million for the nine months ended September 30, 2013. The increase in revenue was the result of a 6% increase in loan transactions and an increase of $11.6 million of "Other service revenue" generated by PWI, for the nine months ended September 30, 2014, compared with the same period in 2013, partially offset by a 1% decrease in revenue per loan transaction for the nine months ended September 30, 2014. PWI, a service contract business, was acquired in June 2013. In addition, managed receivables increased to $1,285.3 million at September 30, 2014 from $1,074.0 million at September 30, 2013.
Revenue per loan transaction, which includes both loans paid off and loans curtailed, decreased $1, or 1%, primarily as a result of an increase in the provision for credit losses, as well as fluctuations in the Canadian exchange rate, partially offset by an increase in average loan values. Revenue per loan transaction excludes "Other service revenue."
Gross Profit
For the nine months ended September 30, 2014, gross profit for the AFC segment increased $7.5 million, or 6%, to $132.4 million, or 71.9% of revenue, compared with $124.9 million, or 75.6% of revenue, for the nine months ended September 30, 2013, primarily as a result of a 12% increase in revenue, partially offset by a 29% increase in cost of services. The increase in cost of services was primarily the result of the inclusion of expenses associated with PWI, as well as an increase in compensation expense. The decrease in gross margin percentage is the result of the inclusion of PWI results for the nine months ended September 30, 2014, as compared with a partial year for 2013.
Selling, General and Administrative
Selling, general and administrative expenses at AFC increased $3.9 million, or 21%, to $22.1 million for the nine months ended September 30, 2014, compared with $18.2 million for the nine months ended September 30, 2013. The increase was primarily attributable to increases in stock-based compensation of $2.8 million and $1.4 million in expenses associated with PWI, as well as an increase in compensation, partially offset by a decrease in professional fees.
LIQUIDITY AND CAPITAL RESOURCES
The company believes that the significant indicators of liquidity for its business are cash on hand, cash flow from operations, working capital and amounts available under its credit facility. The company’s principal sources of liquidity consist of cash generated by operations and borrowings under its revolving credit facility.

(Dollars in millions)	September 30, 2014	December 31, 2013	September 30, 2013
Cash and cash equivalents	$214.9	$191.6	$196.0
Restricted cash	16.2	18.8	9.1
Working capital	451.3	356.9	363.1
Amounts available under credit facility*	250.0	250.0	250.0
Cash flow from operations	327.7		318.4

*KAR Auction Services, Inc. has a $250 million revolving line of credit as part of the company’s Credit Agreement, which was undrawn as of September 30, 2014. There were related outstanding letters of credit totaling approximately $26.4 million, $26.3 million and $23.6 million at September 30, 2014, December 31, 2013 and September 30, 2013, respectively, which reduced the amount available for borrowings under the credit facility.

We regularly evaluate alternatives for our capital structure and liquidity given our expected cash flows, growth and operating capital requirements as well as capital market conditions. For the nine months ended September 30, 2014, the Company used cash of $70.3 million to purchase property, plant, equipment and computer software.

Non-GAAP Financial Measures
The company provides historical and forward-looking non-GAAP measures called EBITDA, Adjusted EBITDA, free cash flow, adjusted net income and adjusted net income per share. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth previously.
Earnings guidance also does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes stock-based compensation under certain equity grants related to the 2007 merger, increased depreciation and amortization expense that resulted from the 2007 revaluation of the company’s assets, as well as one-time charges, net of taxes.